UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

UNITED BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

March 19, 2024
To Our Shareholders:
The Annual Meeting of the Shareholders will be held on Wednesday April 17, 2024, at 2:00 p.m. local time, at Unified Bank’s main office, 201 South Fourth Street, Martins Ferry, Ohio. Meeting activities will be limited to the Proposals set forth in the Notice of Annual Meeting of Shareholders.
The Annual Certified Audited Financial Statements of United Bancorp, Inc. are enclosed for your review prior to attending our Annual Meeting.
Payment of our regular first quarter cash dividends will be made by separate mailing on March 20, 2024. Whether or not you received your dividend check in a separate mailing is dependent upon your level of participation in our Dividend Reinvestment Plan, Direct Deposit Program or whether your stock is being held for you in a broker name. No payment has been included with this mailing of our proxy materials.
It is important that your shares are voted.Please vote by executing and returning the enclosed form of Proxy or follow the instructions to vote electronically on the Internet or by phone.
Very truly yours,
/s/ Scott A. Everson
Scott A. Everson
President and Chief Executive Officer
Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 17, 2024
March 19, 2024
To the Shareholders of
United Bancorp, Inc.
The Annual Meeting of Shareholders of United Bancorp, Inc. will be held at 201 South Fourth Street, Martins Ferry, Ohio, on April 17, 2024, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.
Proposals:
1.
Election of Directors —  To elect SIX directors.

2.
Advisory vote on the Appointment of the Independent Registered Public Accounting Firm

3.
Other Business — To transact any other business which may properly come before the meeting or any adjournment of it.

Shareholders of record at the close of business on March 8, 2024, will be entitled to vote the number of shares held of record in their names on that date.
We urge you to sign and return the enclosed proxy as promptly as possible or vote via the phone or Internet, whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.
By Order of the Board of Directors
/s/ Randall M. Greenwood
Randall M. Greenwood
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 2024
The proxy statement and form of proxy being issued in connection with the 2024 Annual Meeting of Shareholders and the Corporation’s 2023 Annual Report to Shareholders are available at www.astproxyportal.com/ast/06954.
Your vote is important. Please mark, sign, date and mail the enclosed proxy form(s) whether or not you plan to attend the Annual Meeting. A return envelope is enclosed for your convenience. In addition, you may also submit your proxy electronically, either by telephone or via the Internet. To do so, dial 1-800-Proxies (1-800-776-9437) or visit www.voteproxy.com and follow the simple instructions. No information is required to submit your proxy electronically other than the Corporation Number and Account Number shown on the proxy card delivered with these proxy materials.
Please contact Randall M. Greenwood, Corporate Secretary, at 740-633-0445, ext. 6181 if you would like information on how to obtain directions to be able to attend the meeting and vote in person.

UNITED BANCORP, INC.
201 SOUTH FOURTH STREET
MARTINS FERRY, OHIO 43935
PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 17, 2024
INTRODUCTION
This Proxy Statement is being furnished to shareholders of United Bancorp, Inc. (“United Bancorp” or the “Corporation”) in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). This Proxy Statement and the enclosed proxy are first being sent to shareholders on or about March 20, 2024.
At the Annual Meeting, shareholders of the Corporation will be asked to:
•
Elect SIX nominees to the Corporation’s Board of Directors.

•
Ratify the Audit Committee’s appointment of S.R. Snodgrass, P.C. to serve as the Corporation’s Independent Registered Public Accounting Firm for the 2024 fiscal year.

Voting and Revocation of Proxies
Just indicate on the enclosed proxy card how you want to vote, and sign, date and return it as soon as possible in the enclosed envelope or submit a proxy over the internet or by telephone by following the instructions on the enclosed proxy card. In those rare instances where properly signed proxy cards are returned but no specific voting choice has been selected, the proxy card gives the Corporation the authority to vote those shares, which shares will then be voted as follows: (1) “For” the election to the Board of Directors of each of the nominees identified herein; and (2) “For” proposal 2.
The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date, by using the internet or telephonic voting feature to modify previously submitted electronic voting instructions, or by attending the Annual Meeting and notifying the Secretary of his or her intention to revoke any prior proxy and vote in person. Written notices of revoked proxies may be directed to Randall M. Greenwood, Corporate Secretary, 201 South Fourth Street, Martins Ferry, Ohio 43935.

Solicitation of Proxies
Proxies are being solicited by the Board of Directors of the Corporation. The cost of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, e-mail or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

MEETING INFORMATION
Date, Place and Time
The Annual Meeting of Shareholders of the Corporation will be held on Wednesday, April 17, 2024, at 2:00 p.m., local time, at Unified Bank, 201 South Fourth Street, Martins Ferry, Ohio.
Record Date, Voting Rights
Only the Corporation’s common shares can be voted at the Annual Meeting. Each share entitles its owner to one vote on all matters.
The close of business on March 8, 2024 (the “Record Date”) has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 3,000 shareholders (including both record holders and beneficial owners holding their shares in street name) of the Corporation’s common shares and 5,884,488 of the Corporation’s common shares outstanding as of the Record Date. Each share of the Corporation’s common stock is entitled to one vote.
The presence in person or by proxy of a majority of the outstanding common shares of the Corporation entitled to vote at the meeting constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

OWNERSHIP OF VOTING SHARES
As of the Record Date, the following entity was the only shareholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s outstanding common shares:
Person	Shares of Common Stock Owned	Percent of Class
United Bancorp, Inc. Employee	376,853	6.4%
Stock Ownership Plan(1)
201 South Fourth Street,
Martins Ferry, OH 43935

1.
Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. As a general matter, the ESOP trustee is required to vote both the unallocated shares and the allocated shares for which no direction by the beneficial owner has been given in the same manner as the trustee has been directed to vote a majority of the allocated shares voted in connection with the meeting. As of the Record Date, 376,853 shares had been allocated to participants’ accounts and no shares remain unallocated under the ESOP.

The following table sets forth the beneficial ownership of the Corporation’s common shares by each of the Corporation’s directors and senior executive officers, and by the directors and executive officers as a group, as of the March 8, 2024 record date.
Name of Beneficial Owner	Common Shares Owned(1)	Percent of Class
Gary W. Glessner	85,460	1.45%
Brian M. Hendershot	45,774	*
John M. Hoopingarner	35,551	*
Richard L. Riesbeck	22,313	*
Bethany E. Schunn	11,619	*
Scott A. Everson	119,459	2.03%
Matthew F. Branstetter	35,671	*
Randall M. Greenwood	67,937	1.15%
All Directors and Executive Officers as a Group	692,533	11.71%

*
Ownership is less than 1% of the class.

1.
Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

In the aggregate, shares beneficially owned by all insiders of the Corporation (as reflected in the table above) and all other employees through the Corporation’s 401(k) and ESOP employee benefit plans, totaled 1,084,961 Shares, or 18.4% of all outstanding shares of the Corporation, as of December 31, 2023.

PROPOSAL # 1
ELECTION OF DIRECTORS
Nominees
The nominees for election at the Annual Meeting are Scott A. Everson, Gary W. Glessner, Brian M. Hendershot, John M. Hoopingarner, Richard L. Riesbeck, and Bethany E. Schunn, each of whom is currently a director of the Corporation. If elected, these directors will serve a one-year term expiring in 2025. The following table sets forth certain information with respect to the nominees.
Name	Age	Principal Occupation for Past Five Years	Positions and Offices Held with United Bancorp	Director Since
Scott A. Everson	56	Chairman, President and Chief Executive Officer, Unified Bank	President, Chief Executive Officer, United Bancorp, Director	2009
Gary W. Glessner	57	Certified Public Accountant; President, Glessner & Associates, PLLC; Managing Member Glessner Wharton Andrews LLC; Trustee Windmill Truckers Center, Inc.; Managing Member Tiffany’s LLC; Managing Member GWA Realty, LLC; Owner G. W. Rentals, LLC	Director	2013
Brian M. Hendershot	52	President, Ohio-West Virginia Excavating	Director	2023
John M. Hoopingarner	69	Of Counsel, McMahon DeGulis, LLP	Director	1992
Richard L. Riesbeck	74	President, Riesbeck Food Markets, Inc., a regional grocery store chain. Chairman of the Board United Bancorp, Inc.	Director Chairman	1984 2014
Bethany E. Schunn	42	Plant Manager, Cardinal Operating Company	Director	2023
There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Corporation.
VOTE REQUIRED
Directors are elected by a plurality of the vote. Consequently, the six nominees for director who receive the largest number of votes cast “FOR” will be elected as directors. Shareholders may vote “FOR” each of the nominees for election to the Corporation’s Board of Directors or may “WITHHOLD AUTHORITY” to vote their shares for one or more nominees. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors, such as broker nonvotes, will have no impact on the outcome of the election of directors. Where properly executed proxy cards are returned but no voting instructions with respect to such shares are given, the shares will be voted “FOR” the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE AND RELATED PARTY TRANSACTIONS
The Board of Directors has determined that all Directors have met the independence standards of the NASDAQ Marketplace listing standards with the exception of Scott A. Everson, who is President and Chief Executive Officer of the Corporation. Directors deemed independent by the Board of Directors include Gary W. Glessner, Brian M. Hendershot, John M. Hoopingarner, Richard L. Riesbeck and Bethany E. Schunn.
It is customary and routine for directors, officers, significant shareholders, and each of their respective family members and affiliated entities (collectively, “Related Parties”) to do business with their community bank. Such a relationship, including routine banking business, is viewed as beneficial to the Corporation and is encouraged, so long as they are fair and reasonable to the Corporation and are entered into upon terms and conditions generally available to the public, or similar to that which could be obtained from an independent third party. Pursuant to the Corporation’s Code of Ethics and Business Conduct, United Bancorp may do business and have financial dealings with its Related Parties provided either of the following criteria is satisfied:
•
Such business or financial dealings involve United Bancorp’s subsidiary bank or any other financial services subsidiary providing banking or financial services to such person in the ordinary course of business upon terms and conditions generally available to the public, to the extent such arrangements are made in compliance with all applicable banking and securities laws and regulations; or

•
The terms and conditions of such relationship have been presented to and approved by the Audit Committee of United Bancorp’s Board of Directors, including any “related party transaction” requiring disclosure in United Bancorp’s annual meeting proxy statement. In the event any member of the Audit Committee, any entity controlled by such member, or any associate or family member of such member, proposes to engage in such a relationship with the Corporation, such member must recuse him or herself from the discussion and decision about the appropriateness of such arrangement.

The Board of Directors of Unified Bank authorized management to negotiate a contract for the purchase of real property from Riesbeck Foods Markets, Inc. (“Riesbeck Foods”) to be used primarily for the Company’s future growth. Director Riesbeck is a principal shareholder in Riesbeck Foods and currently serves as its President. The negotiated purchase price for the property is approximately $2,845,000 plus prorated share of the utilities, taxes and maintenance. Under the terms of the agreement, Riesbeck Foods will also execute a five-year lease for a portion of the purchased facility in the amount of $170,556 per year. The Board has evaluated this transaction and has deemed Mr. Risebeck independent under Nasdaq rule 5605(a). The transaction is anticipated to close during the first quarter of 2024.

The Corporation has engaged and intends to continue to engage in the lending of money through its subsidiary bank to its Related Parties. All loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectability or present other unfavorable features. Except for transactions described above, no Related Parties engaged in any transaction with the Corporation during 2023 in which the amount involved exceeded $120,000.

CORPORATE GOVERNANCE AND
COMMITTEES OF THE BOARD
The Board of Directors has adopted both the United Bancorp, Inc. Corporate Governance Guidelines (the “Guidelines”) and the United Bancorp, Inc. Code of Ethics and Business Conduct, both of which may be found on United Bancorp’s website at www.unitedbancorp.com.
Pursuant to the Company’s Amended and Restated Code of Regulations, the Board of Directors maintains the authority to fix the exact number of members of the Board from time to time by the majority vote thereof, provided that the number so fixed shall not be less than four nor more than twenty-five. Under this authority, and at the recommendation of the Board’s Nominating and Governance Committee, the Board of Directors increased the total number of active Board positons from four to six, which increase became effective as of August 16, 2023. The increase in total Board seats created two immediate vacancies that were subsequently filled by appointments that became effective on November 22, 2023. The increase in Board size was effective in conjunction with revisions to the Guidelines primarily to enhance the overall depth and strength of the Board, and to better facilitate more seamless committee transitions in the event of Board turnover related to normal retirements. The Company filed a current report on Form 8-K with the Securities and Exchange Commission to announce the November Board appointments on November 27, 2023.
Potential nominees for director are recommended by the Nominating and Governance Committee to the Company’s full Board of Directors for nomination thereby in accordance with the policies and principles of its committee charter and the Guidelines. As part of this function, and in accordance with the revised Guidelines, the Nominating and Governance Committee is charged with annually evaluating four individuals for nomination for election to the Board as “core” members thereof (“Core Directors”) and two individuals for nomination as “floating” members (“Floating Directors”). Under the revised Guidelines, if elected by shareholders, all six such Directors are full-voting members of the Board without variation in powers and responsibilities.
Under the Guidelines, Floating Directors will generally be selected by the Committee from members of the board of directors of Unified Bank, the Company’s wholly-owned subsidiary, who are not also currently serving as members of the Board of Directors of United Bancorp. It is intended that persons selected for nomination as Floating Directors will be nominated by the Committee for two consecutive one-year terms on the United Bancorp board of directors, subject to election by the shareholders at the annual meeting for each of the two subject years. The Company’s Board of Directors has determined that this structure provides an effective method for educating and preparing the next generation of Company directors, as well as provide the Board’s Core Directors with an adequate opportunity to thoroughly evaluate their performance on an interim basis. It is intended that all Bank-level directors will be afforded an equal opportunity to serve from time to time as Floating Directors, but nomination for such service is not guaranteed, and even if selected, such service in no way guarantees later nomination to the board of directors as a Core Director. Brian M. Hendershot and Bethany E. Schunn have been selected by the Committee as the inaugural floating members of the Board of Directors, and each has served in that capacity since their respective appointments on November 22, 2023.
In consideration of the size, complexity, and nature of the Corporation’s business, the Board of Directors has determined that the Chairman and President positions of the Corporation can be held by the same individual when circumstances warrant the combination of these positions, particularly when the level of the individual’s experience and history with the Corporation support an ability to perform both duties. At present, the positions for the President and the Board Chairman are separate individuals given the level of experience of those two individuals with the Corporation. The Board Chairman is a non-employee, outside director who is not directly involved with the daily operations of the Corporation. Thus, the Board Chairman is able to focus attention on corporate structure and future strategic direction. The Board Chairman serves as the leader of the Board of Directors, presiding over full board meetings and ensuring full accountability for the shareholders’ interests. Effectively monitoring the decisions and actions of management is one of the primary roles of the Board of Directors. The Board approved the appointment of Scott A. Everson, the Company’s President and CEO, to the position of Chairman of the Board of Directors effective immediately upon the retirement of Richard L. Riesbeck on October 20, 2024.
The Board of Directors of United Bancorp met 4 times in 2023. The Board of Directors of United Bancorp has standing Executive, Audit, Compensation, and Nominating and Governance Committees. The Audit Committee has been established in accordance with section 3(a)(58)(A) of the Exchange Act. The membership and general function of these committees are noted below.
Executive Committee.   Mr. Riesbeck, Chairman, Mr. Scott A. Everson, President and CEO, and Mr. Hoopingarner are the members of the Corporation’s Executive Committee. The Executive Committee met 4 times during 2023. The functions of this committee are to act in the stead of the board between meetings, to receive formal vendor presentations and to review with management and set the agenda for each board meeting. The Executive Committee members also serve as advisory trustees to the Corporation’s defined benefit pension plan and as trustees to the Corporation’s 401(k) and ESOP plans.
The Executive Committee of the Board of Directors is also responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the material risks inherent to the Corporation’s activities is an absolute necessity. Material risks routinely monitored by the Executive Committee include: market risk; credit risk;

compliance risk; and information technology risk. A brief description of the Executive Committee’s function in monitoring these risks follows below.
Market Risk:   Market risk is the exposure to loss resulting from changes in interest rates and equity prices. The primary market risk to which we are subject is interest rate risk. The majority of our interest rate risk arises from the instruments, positions and transactions entered into for purposes other than trading such as loans, available for sale securities, interest bearing deposits, short term borrowings and long term borrowings. Interest rate risk occurs when interest bearing assets and liabilities reprice at different times as market interest rates change.
The Board, through its Executive Committee, is responsible for monitoring interest rate risk within an overall asset/liability management framework, including monitoring the effectiveness of the processes and control procedures used by the Bank to monitor the relative mix of assets and liabilities. The principal components of asset/liability management include, but are not limited to liquidity planning, capital planning, gap management and spread management.
Credit Risk:   The risk of nonpayment of loans, or credit risk, is inherent in commercial banking. The Board, through its Executive Committee, is also responsible for monitoring credit risk by periodically evaluating loan review reports generated both internally by the Bank and externally by a third party engaged to perform a loan review analysis. The Executive Committee attempts to reduce the Bank’s credit exposure by carefully monitoring the concentration of its loans within specific industries and through loan application and approval procedures.
Compliance Risk:   The banking industry is heavily regulated, and the activities and operations of the Bank are subject to a number of detailed, complex and sometimes overlapping laws and regulations. The Board, through its Executive Committee, is also responsible for overseeing the Bank’s compliance with these various laws and regulations, which include without limitation state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth-in-Lending Act (Regulation Z), the Federal Equal Credit Opportunity Act (Regulation B), the Fair Credit Reporting Act (Regulation V), the Truth in Savings Act (Regulation DD), the Community Reinvestment Act (Regulation BB), anti-redlining legislation and antitrust laws. As part of this process, the Executive Committee also monitors the effectiveness of the internal controls implemented to safeguard against operational risks, including, but not limited to, data processing system failures and errors, customer or employee fraud and catastrophic failures resulting from terrorist acts or natural disasters.
Information Technology Risk:   The Board, through its Audit Committee, is responsible for monitoring information technology (IT) risk. In connection with IT governance, issues related to cyber security are continually evaluated by the Audit Committee, and the findings, determinations and actions of that committee are routinely reported to the full Board. Overall, the IT risk assessment focuses on information and information systems applicable primarily to the operations of the

Bank. Without reliable and properly secured information systems, business operations could be severely disrupted. Likewise, the preservation and enhancement of the Corporation’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk.
Audit Committee.   Mr. Glessner, Chairman, and Messrs. Riesbeck and Hoopingarner are the members of the Audit Committee. The Audit Committee met 3 times during 2023. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which may be found on the Corporation’s website at www.unitedbancorp.com. All members of the Audit Committee meet the independence standards of the NASDAQ Marketplace listing standards. The Board of Directors has determined that Gary W. Glessner is an audit committee financial expert for the Corporation and is independent as described in the preceding sentence. The report of the Audit Committee for 2023 appears under the caption “Report of the Audit Committee”.
Compensation Committee.   Mr. Riesbeck, Chairman, and Mr. Hoopingarner are the members of the Compensation Committee. The Compensation Committee met once during 2023. All members of the Compensation Committee meet the independence standards of the NASDAQ Marketplace listing standards. Director and executive officer compensation are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter which may be found on the Corporation’s website at www.unitedbancorp.com. Mr. Scott A. Everson, President and Chief Executive Officer of the Corporation, did not participate in any deliberations or decisions regarding his own respective compensation, but may advise this committee with respect to the compensation of other executive officers.
Nominating and Governance Committee.   Mr. Hoopingarner, Chairman, and Mr. Riesbeck are the members of the Nominating and Governance Committee, both of whom meet the independence standards of the NASDAQ Marketplace listing standards. The Board of Directors has adopted a Nominating and Governance Committee Charter which may be found on the Corporation’s website at www.unitedbancorp.com. This Committee met 6 times once in 2023.
This Committee develops and recommends to the Board corporate governance policies and guidelines for the Corporation and for the identification and nomination of Director and committee member candidates and recommends director candidates to the Board of Directors for nomination in accordance with the Corporation’s Amended Code of Regulations. In executing the latter function, the Committee will investigate and assess the background and skills of potential candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating and Governance Committee members (individually or as a group), meet the Corporation’s Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Nominating and Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.
United Bancorp’s Corporate Governance Guidelines and Code of Ethics and Business Conduct set forth the following criteria for Directors: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation’s business; depth and breadth of business and civic experience in leadership positions; and ties to United Bancorp’s geographic markets. Solely for purposes of maintaining a diverse mix of individuals on the Board of Directors, special consideration is given to experience, skills or expertise, and the depth and breadth of their business and civic experience in leadership positions. As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Bank’s markets. Board members are individuals with knowledge and experience who serve and represent the Corporation’s geographic footprint throughout the counties and communities served. Current board representation by outside directors demonstrates a background in regional government, insurance, and retail, with the expertise of these individuals covering a broad array of skills including corporate management, human resource management, strategic planning, business acquisitions, and retail and small business operations. In addition, generational attributes further broaden the diversity of the full board. What follows is a brief description of the particular experience and qualifications of each member of the Corporation’s Board of Directors.
Scott A. Everson
   Scott A. Everson, President and Chief Executive Officer of United Bancorp, Inc., Martins Ferry, Ohio was appointed to the Board of Directors of United Bancorp, Inc. in August 2009 having served as the Senior Vice President and Chief Operating Officer of the Corporation since 2002. In April 2011 he was appointed the Corporation’s Executive Vice President and Chief Operating Officer followed by his appointment to President and Chief Operating Officer in April 2013 and to his current position of President and Chief Executive Officer in April 2014.

   Mr. Everson graduated from Westminster College in 1990 with a Bachelor’s Degree in Business Administration/Finance. He joined the Bank on a full-time basis in 1991 and rose through the ranks of lending and retail banking to become the Bank’s Senior Vice President of Retail Banking in April 1999. In May 2002, he was appointed President and Chief Operating Officer and a Director of the Bank, becoming the Bank’s Chief Executive Officer in November 2004. In April 2014, Everson was appointed to his current position with the Bank of Chairman, President and Chief Executive Officer.
Everson has received additional education throughout his career, graduating from the Ohio School of Consumer Credit, the Ohio School of Banking, the Graduate School of Banking at the University of Wisconsin, and the Executive Banking Institute in Austin, Texas. In addition, he serves on the Government Relations Council of the Ohio Bankers League and the Southwest Pennsylvania/Northern West Virginia Business Advisory Council of the Federal Reserve Bank of Cleveland; keeping abreast of the many legislative issues and monetary/economic policies that are impactful on the banking industry.
Gary W. Glessner
Gary W Glessner, CPA, is President and managing member of Glessner & Associates, PLLC, a Certified Public Accounting Firm, managing member of Glessner Wharton, Andrews Insurance Group, LLC, an Independent Insurance Agency, managing member of Glessner Snodgrass Wealth Management, LLC, a wealth management firm all located in Wheeling, WV, and holds a license for life, health, annuity, property & casualty insurance. Furthermore, Mr. Glessner is the managing member of GW Rentals, LLC, a diverse real estate holding company, a member of Tiffany’s, LLC, a member of Red Stripe & Associates, LLC, Vice President of Windmill Truckers Center, Inc., and Vice President of Glessner Enterprises, Inc. Mr. Glessner has extensive diverse experience in business management as the owner of several businesses throughout the Tri-State Area.
Mr. Glessner received a bachelor’s degree in Accounting from Wheeling College in 1989 and obtained his Certified Public Accountant (CPA) license in 1993, Life & Annuity license in 2004, and Property & Casualty license in 2009.
Mr. Glessner was appointed a director on the Boards of United Bancorp, Inc. (UBCP) and its wholly-owned subsidiary, Unified Bank in 2013. He was designated as Chairman of the UBCP and Unified Bank Audit Committee in April 2014 as the Corporation’s designated “financial expert” and also serves on the Bank’s Executive Committee. Mr. Glessner currently serves on the Board of Directors/Trustees of the Linsly School.

Mr. Glessner’s memberships include American Institute of Certified Public Accountants, WV Society of CPAs — State and Wheeling Chapters, Wheeling Area Chamber of Commerce, and the Elm Grove Business Association.
Brian M. Hendershot
Brian M. Hendershot is President of Ohio-West Virginia Excavating Company, a general contractor specializing in heavy highway construction, bridgework, drilled and driven piling, slip repairs, earth moving, utility, concrete, and oil/gas work. Ohio-West Virginia Excavating Company has been serving the Ohio, West Virginia, and Pennsylvania tri-state area for over 40 years. Mr. Hendershot is Vice President of HLC Trucking Company, providing services to the tri-state area with a fleet of trucks consisting of tractor trailers, dumps, flatbeds, quad-axles, tri-axles, tandems, tankers, and lowboys. Mr. Hendershot is also Vice President of AB&L Concrete & Supply, Inc. Furthermore, Mr. Hendershot is Vice President of Contractors Supply of WV, LLC.
Mr. Hendershot was appointed to the Board of Directors of Unified Bank in 2020. Mr. Hendershot currently serves on the Board of Directors for the Ohio Valley Construction Employers Council (OVCEC), Wheeling, WV, as well as the Board of Directors for the Community Improvement Corporation (CIC) of Belmont County, St. Clairsville, OH.
Mr. Hendershot received a Bachelor’s Degree in Liberal Arts from West Liberty University in 1995.
John M. Hoopingarner
John M. Hoopingarner, Esq, is affiliated with McMahon DeGulis LLP, an environmental law firm with offices in Cleveland, Columbus and Cincinnati, Ohio. His practice is focused on water law and related natural resource issues affecting Ohio conservancy districts, and offering counsel to other water conservation and recreational professionals. Hoopingarner earned his Bachelor of Arts from Muskingum College in 1976 and his Juris Doctor degree from Ohio Northern University School of Law in 1979.
Prior to his current position, Mr. Hoopingarner, served as the Executive Director & Secretary of the Muskingum Watershed Conservancy District from 1989 to 2020, was in private practice for 10 years, was co-owner of a title company and taught real estate law as an adjunct instructor at Kent State University, Tuscarawas. Mr. Hoopingarner was elected to the Board of Directors of the Corporation’s affiliate, The Citizens-State Bank of Strasburg, in 1990 and served on its Executive Committee. He became a member of the Unified Bank Board when The Citizens-State Bank was merged into its charter in 1999 and now serves as a member of its Executive Committee. He was elected to the Corporation’s board in 1992 and serves as a member of its Executive Committee, its Audit Committee, its Compensation Committee, and Chair of its Nominating and Governance Committee.
Mr. Hoopingarner has extensive experience serving on boards of local and regional nonprofit and other organizations including prior service on the boards of the Muskingum Lakes Chapter of the American Red Cross, the Tuscarawas County YMCA, the Tuscarawas County Board of Developmental Disabilities, the Ohio Association of County Boards of Developmental Disabilities, the Muskingum River Advisory Council, the Water Management Association of Ohio, the Water Research Foundation of Ohio, the Ohio Water Resources Council and the Foundation for Appalachian Ohio . He currently serves as a board member for the Dover Public Library and the Watershed Conservancy Foundation. In 2015, Hoopingarner was appointed by Governor Kasich to the Ohio River Valley Water Sanitation Commission (ORSANCO). Mr. Hoopingarner is also active in numerous professional associations.
Richard L. Riesbeck
Richard L. Riesbeck was appointed in 1982 by family stockholders as President and Chief executive Officer of Riesbeck Food Markets, Inc., a privately-owned retail firm with 1,400 employees operating 17 supermarkets in Ohio and West Virginia. He is a graduate of Mountain State College, Wheeling Jesuit University and Muskingum University. He holds baccalaureate and graduate degrees in accounting, leadership and organizational development and a post-graduate certificate from Cornell University.
Riesbeck was elected in 1984 as a Director of United Bancorp, Inc., a publicly-traded NASDAQ company based in Martins Ferry, Ohio where he serves as designated Lead Director. He is a member of Executive, Audit, and Compensation Committees and in 2014, he was named Chairman of United Bancorp, Inc. He is also a member of the Advisory Board of the Federal Reserve Bank of Cleveland and he serves as board member and Independent Operator Committee and Investment Committee member of Food Marketing Institute, an international trade association of food wholesalers and retailers.
Mr. Riesbeck’s past board services include 15 years as a board member and committee chair at Wheeling Hospital and as a board member and chair of Wheeling Jesuit University. He is also an adjunct faculty member of West Liberty University in Wheeling, West Virginia. Three children and five grandchildren complete the family circle. He resides on Seneca Lake Ohio with his wife, Michelle.
Bethany E. Schunn
Bethany E. Schunn is the Plant Manager of the Cardinal Plant in Brilliant, OH. Cardinal Plant is an 1800 MW coal fired power plant, owned by member owned electric utility, Buckeye Power.

Prior to joining Buckeye Power, Bethany was employed at American Electric Power’s Conesville Plant, near Coshocton, OH, serving in a variety of leadership roles. Bethany first started at Conesville in 2005 as the Plant Chemist and later went on to serve as a Process Owner and Team Leader. In 2015, Bethany was promoted to the role of Maintenance Superintendent, managing the plant mechanical maintenance, electrical, planning, accounting, and outage departments, as well as the plant process owners and all onsite contractors.
In 2017, Bethany joined Buckeye Power as the Transition Manager at their Cardinal Plant during the change of operatorship from AEP to Buckeye Power. In May of 2018, Bethany was named as the Cardinal Plant Manager, leading a diverse team of 300 plus employees at the time of transition.
Throughout her career, Bethany has completed numerous leadership programs at the local and corporate level. In addition, she routinely speaks at various large scale utility conferences. In December 2018, Bethany was selected as one of four speakers to speak on a women’s panel at PowerGen International, the world’s largest power generation event. In 2019, Bethany was named by the Public Utilities Fortnightly Magazine as one of the “Under Forty Rising Stars — Next Generation of Up and Comers in the Utilities Industry”. Schunn was also recognized in the March 2019 edition of Rural Electric Magazine as the first woman to serve as Plant Manager of the Cardinal Power Plant in its fifty-year history.
Bethany holds a bachelor’s degree in Chemistry and minors in Business and Economics from West Virginia Wesleyan College, as well as her master’s degree in Business Administration from Wheeling Jesuit University. She currently serves on the Board of Directors for United Bancorp, Inc and Unified Bank in Martins Ferry, OH and the Executive Board for the Ohio River Valley Council — Boy Scouts of America.
The Nominating and Governance Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Corporation and its subsidiaries have sufficient networks of business contacts to identify candidates. The Nominating and Governance Committee did not engage any director search firm in 2023 and, accordingly, paid no fees to any such company. United Bancorp’s Corporate Governance Guidelines provide also that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating and Governance Committee. Submissions are to be addressed to the Chairman of the Nominating and Governance Committee at the Corporation’s executive offices, which submissions will then be forwarded to the Chairman. The Nominating and Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission should be made no later than December 31st of each year for consideration in regard to the next annual meeting of shareholders. The Nominating and Governance Committee is not obligated to recommend to the Board, nor the Board to nominate any such individual for election.
Neither the Board nor the Nominating and Governance Committee have implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2023, all United Bancorp, Inc. Directors attended the Annual Meeting with the exceptions of Bethany E. Schunn and Brian M. Hendershot, each of whom were not appointed to the Board until November 22, 2023. In addition, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served during 2023.
The Corporation has not adopted any practice or policies regarding the ability of directors or employees (including officers), or their designees, to purchase financial instruments, or otherwise engage in transactions, that are designed to hedge or offset any decrease in the market value of the Corporation’s stock held by such insiders.

AUDIT COMMITTEE REPORT
The Audit Committee of the United Bancorp Board of Directors (the “Committee”) is composed of three directors, each of whom is independent as defined by the NASDAQ Marketplace listing standards, and operates under a written charter adopted by the Board of Directors.
Management is responsible for the Corporation’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and to issue a report thereon. The Committee’s responsibility is to monitor and oversee the processes. In this context, the Committee has met and held discussions with management and the independent auditors. In discharging its oversight responsibility as to the audit process, the Committee: (i) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent auditor’s communications with the audit committee concerning independence; (ii) discussed with the auditors its independence, including any relationships that may impact their objectivity and independence; and (iii) satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of United Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.
The Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the Commission and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.
The Committee reviewed and discussed the audited consolidated financial statements of United Bancorp as of and for the year ended December 31, 2023, with management and the independent auditors. Based on the aforementioned review and discussions with management and the independent auditors, the Committee recommended to the Board that United Bancorp’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission. The Committee also appointed the independent auditors.
Audit Committee
Gary W. Glessner, Chairman
John M. Hoopingarner
Richard L. Riesbeck

SELECTION OF AUDITORS
For the fiscal year ended December 31, 2023, S.R. Snodgrass, P.C. (“Snodgrass”) served the Corporation as independent auditor.
The Audit Committee has retained Snodgrass as United Bancorp’s independent auditor for fiscal year 2024. We expect representatives of Snodgrass to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.
On September 29, 2022, FORVIS, LLP (“FORVIS”) was dismissed as the independent registered public accounting firm for the Corporation effective immediately. FORVIS is a product of the 2022 merger between BKD, LLP and Dixon Hughes Goodman, LLP. The decision to dismiss FORVIS was approved by the Audit Committee of the Board of Directors of the Corporation. The basis for the dismissal of FORVIS is its acquisition of ProBank Austin (“ProBank”), which became effective on October 1, 2022. ProBank is a nationally respected provider of loan review, regulatory compliance, asset/liability and interest rate risk management, and capital advisory services to financial institutions. ProBank is currently retained by Unified Bank, the Corporation’s wholly-owned commercial bank subsidiary, which engagement will effectively eliminate the independence of FORVIS under applicable SEC requirements and accounting guidance immediately upon the consummation of such acquisition.
During the years ended December 31, 2021 and 2020 and the subsequent interim period through September 29, 2022, there were no: (1) disagreements with FORVIS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.
The audit reports of FORVIS on the consolidated financial statements of the Corporation as of and for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
The Corporation filed a Current Report on Form 8-K with the SEC on September 30, 2022 to report the dismissal of FORVIS, which filing included as an Exhibit item the letter from FORVIS required by Item 304(a)(3).
On September 29, 2022 the Corporation’s Audit Committee also approved the appointment of Snodgrass as the Corporation’s new independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2022. During the fiscal years ended December 31, 2021 and 2020 and through September 29, 2022, neither the Corporation, nor anyone acting on its behalf, consulted Snodgrass regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Corporation, and no written report or oral advice was provided to the Corporation by Snodgrass that was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
PRINCIPAL ACCOUNTING FIRM FEES
The following table sets forth the aggregate fees billed to United Bancorp for the fiscal year ended December 31, 2023 by Snodgrass and 2022 by FORVIS and Snodgrass in the aggregate.
	2023	2022
Audit Fees	$183,181	$149,926
Audit related	—	—
Tax Fees	—	17,000
Total	$183,181	$166,926
The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided during 2023 by either BKD, LLP or Snodgrass pursuant to these exceptions.

PROPOSAL #2
ADVISORY VOTE ON THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors proposes and recommends that the shareholders ratify on an advisory basis the selection by the Committee of the firm of S.R. Snodgrass, P.C. to serve as its independent registered public accounting firm for the Corporation for the year 2024. The firm has served as independent auditors for the Corporation since 2022. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving Snodgrass as the Corporation’s independent registered public accounting firm is rejected by the shareholders then the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Corporation and its shareholders.
VOTE REQUIRED
Shareholders may vote “FOR” or “AGAINST” this proposal or may indicate their intention to “ABSTAIN” from voting thereon. Proxies in the form solicited hereby which are properly executed and returned to the Corporation will be voted “FOR” this non-binding proposal unless otherwise indicated by the shareholder. The affirmative vote of the holders of Shares entitling them to exercise a majority of the voting power of the Corporation is required to adopt this advisory resolution. As a consequence, abstentions and broker non-votes effectively constitute votes cast “Against” such proposal.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THIS NON-BINDING ADVISORY PROPOSAL.

EXECUTIVE COMPENSATION
AND OTHER INFORMATION
The following information relates to compensation of management for the year ended December 31, 2023, unless otherwise noted below. During 2023, Mr. Everson principally served as Chairman, President and Chief Executive Officer of Unified Bank, which is the wholly owned subsidiary of the Corporation.
Compensation Overview
Introduction.   The Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the board with respect to director compensation. Scott A. Everson, the Corporation’s President and Chief Executive Officer, participated with respect to decisions concerning other executive officers of the Corporation for 2023.
The Compensation Committee operates under a charter adopted by the board of directors. The Compensation Committee annually reviews the adequacy of its charter and recommends changes to the board for approval. The charter grants the Committee the authority to retain and terminate advisors, including compensation consultants, accountants and legal counsel, to assist in discharging its duties. No compensation consultants were retained in connection with compensation determinations for 2023. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by electronic written consent. The chair of the committee reports on committee activities and makes committee recommendations at meetings of the board of directors.
Compensation Philosophy.   Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. The Board of Directors believes a key to attracting and retaining good management and directors is a competitive compensation program. Toward this end, the management compensation committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:
▪
Support a pay-for-performance policy that rewards Executive Officers for corporate performance.

▪
Motivate Executive Officers to achieve strategic business goals.

▪
Provide competitive compensation opportunities critical to the Corporation’s long-term success.

The committee collects and analyzes comparative executive compensation information from relevant peer groups, then approves executive salary adjustments. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, and management performance appraisals.
The Committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Corporation and its subsidiaries.
There are three principal components of the compensation program for all Executive Officers of the Corporation and its commercial bank subsidiary: (i) a base salary component; (ii) a cash bonus incentive component; and (iii) a long-term equity compensation component. In 2008 the Corporation’s shareholders approved The United Bancorp, Inc. 2008 Stock Incentive Plan (the “2008 Plan”), which expired by its terms on April 15, 2018, ten years after its adoption, so awards may no longer be made under the 2008 Plan. At the 2018 Annual Meeting of Shareholders, the Corporation’s shareholders approved the United Bancorp, Inc. 2018 Stock Incentive Plan (the “2018 Plan.”). As of December 31, 2023, 162,500 awards have been granted under the 2018 Plan. The Corporation also has a 401(k), and an employee stock ownership plan and a defined benefit pension plan.
In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.
The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.
Components of Compensation.   The elements of total compensation paid by the Corporation to its senior officers, including the Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Overview (referred to collectively herein as the “Named Executive Officers”), include the following:
•
Base salary;

•
Awards under our cash and stock-based incentive compensation programs;

•
Awards under our 401(k) and employee stock ownership plan; and

•
Benefits under our life, health and disability plans.

Base Salary.   The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. To establish base salary for 2023, the Committee reviewed the 2023 Bank Compensation & Benefits Survey — a partnership of the Ohio Bankers League, Illinois Bankers Association, Iowa Bankers Association & Missouri Bankers Association. Salary income for each Named Executive Officer for calendar year 2023 is reported in “Salary” column of the Summary Compensation Table, which appears following this Compensation Overview. The base salary amounts shown in the Summary Compensation Table include directors fees paid in 2023 for service as a director of United Bancorp or its subsidiary bank in the following amounts for executive officers:
Incentive Cash Compensation.   United Bancorp has established a short-term incentive compensation plan that provides for cash awards upon the achievement of performance targets established for each executive officer. The cash-based plan is designed to reward achievement of short-term performance goals. For 2023, the Compensation Committee selected goals based on United Bancorp’s earnings per share. At the bank level, the Committee selected goals based on growth in loans and deposits, return on assets and return on equity. Threshold, target and maximum performance goals were set.
The amount of the annual cash bonus that may be earned by an executive officer is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of United Bancorp, with the Chief Executive Officer having the largest weighting. Awards under the Corporation’s cash incentive compensation plan are generally based on the Corporation’s earnings per share for the year and the satisfaction of bank performance benchmarks. The exact weighting and mix of these goals varies among the executive officers. For more information regarding the structure of this plan, see the narrative disclosure that supplements the Summary Compensation Table provided below.
Long Term Restricted Stock Awards.   In keeping with the Board’s belief that key to attracting and retaining good management and directors is a competitive compensation program, in 2008 the Board, through the recommendation of its Compensation Committee, implemented a restricted stock awards program (the “Awards Program”) in accordance with the terms of the 2008 Plan, which Plan expired by its terms on April 15, 2018, ten years after adoption by the Corporation’s shareholders. At the 2018 Annual Meeting of Shareholders, shareholders approved the 2018 Plan, which reserved 500,000 shares of the Corporation’s common stock for issuance thereunder for purposes of continuing the Awards Program. The Awards Program is designed to retain the services of participating individuals by requiring them to maintain a period of continued employment with the Corporation before the ownership of their respective stock award vests. At the time of grant, the receipt of the shares becomes a fully taxable event to participants based upon the current value of the shares, and the acceptance of the shares is subject to the participant’s execution of a non-compete agreement which will take effect if the participant chooses to leave employment prior to normal retirement with the Corporation.
401(k) and Employee Stock Ownership Plan.   The Corporation also offers a 401(k) plan, which covers all employees who have attained the age of 18 and have completed one year of service. Eligible employees may contribute up to $22,500 in 2023 and employees who have attained the age of 50 years or older may contribute an additional $7,500 in 2023. The Corporation may make a discretionary matching contribution equal to a percentage of each participant’s elective deferral not to exceed 6% of the participant’s annual compensation. Employee contributions are always vested. Employer contributions become 100% vested after 3 years of service.
Defined Benefit Pension Plan.   The Corporation has a defined benefit pension plan which covers all employees 18 or over who have completed 1,000 hours of service during an anniversary year, measured from the date of hire. The plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service and compensation rates. Effective January 1, 2014, the Corporation amended the plan to change the calculation for determining the benefit payout upon retirement. Under the modifications, benefits earned under the “Final Average Earnings” formula have been frozen, and all employees will earn future benefits using the Career Average Earnings formula. The plan may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate employment or retire with 5 or more years of credited service. The plan is integrated with social security covered compensation.
Group Life, Health and Disability Benefits.   The Corporation provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Corporation is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except for United Bancorp’s split dollar life insurance arrangements with its executive officers and certain directors our employee benefits plans are provided on a non-discriminatory basis to all employees.
United Bancorp has split-dollar life insurance arrangements with certain executive officers and certain directors that provide certain death benefits to the executive’s and director’s beneficiaries upon his or her death. The agreements provide a pre- and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Corporation has purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries, and the Corporation pays all premiums due on the policies. Under the arrangements, directors have the right to designate beneficiaries of death proceeds up to $100,000, subject to forfeiture of that right upon the occurrence of certain events. The Named Executive Officers have the right to designate beneficiaries of death proceeds up to four times the Named Executive Officer’s annual base salary, subject to forfeiture of that right upon the occurrence of certain events. The economic benefit (the imputed income amount of this insurance) for the year 2023 to the Named Executive Officers is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column “All Other Compensation.” The economic benefit (the imputed income amount of this insurance) for the year 2023 to the directors is set forth in the Director Compensation Table under the column “All Other Compensation.”
The Corporation also provides a reasonable level of personal benefits, and perquisites to one or more Named Executive Officers to support the business interests of the bank, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers.
As part of its compensation program the Corporation has entered into agreements with each of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Contracts and Payments Upon Termination or “Change in Control” below for a more detailed description of these events. The Corporation believes that this structure will help: (i) assure the executives’ full attention and dedication to the Corporation, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.
2023 Executive Officer Compensation.   For 2023 the executive officers named in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level. Adjustments in 2023 base salary were based upon each Named Executive’s annual performance review, an annual review of peer compensation, and the overall performance of the Corporation. These adjustments are consistent with the Corporation’s salary budget which is approved by the compensation committee and becomes part of the overall budget approved annually by the board of directors.
The following table sets forth the annual and long-term compensation for United Bancorp’s Chief Executive Officer and its two other highest paid executive officers, as well as the total compensation paid to each individual during United Bancorp’s last three completed fiscal years.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Scott A. Everson President & Chief Executive Officer United Bancorp, Inc. Principal Position CEO Unified Bank	2023	466,378			—	127,762		12,684	606,824
	2022	431,375			—	118,573		11,224	561,172
	2021	412,075				162,199		17,318	591,592
Matthew F. Branstetter Senior Vice President Chief Operating Officer United Bancorp, Inc. Principal Position Chief Operating and Lending Officer Unified Bank	2023	231,892				51,306		5,572	287,770
	2022	215,213				60,300		5,444	280,957
	2021	203,031				67,000		7,698	277,729
Randall M. Greenwood Senior Vice President, Chief Financial Officer United Bancorp, Inc. Principal Position, CFO, United Bancorp, Inc.	2023	218,956				48,444		17,309	284,709
	2022	203,482		—		56,979		2,777	263,238
	2021	191,851		—	—	63,311		9,682	264,844

1.
Pursuant to the deferred compensation plan implemented by United Bancorp, Inc. for the benefit of its corporate directors.

2.
The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (1) contributions by United Bancorp to its 401(k) Plan: Mr. Branstetter $956 and Mr. Greenwood $4,118 and (2) the economic benefit of life insurance coverage provided for the Named Executive Officers: Mr. Scott A. Everson $6,787; Mr. Branstetter $974 and Mr. Greenwood $1,191. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each Named Executive Officer are less than the reporting threshold value of $10,000, but the value of such perquisites for each of the years reported have been included above.

3.
Represents the fair market value on the grant date of restricted stock awards. These awards are earned and cliff vest over 9.5 years from the date of award.

The Corporation maintains a cash-based incentive compensation plan, payments pursuant to which are reported under the column headed “Non-Equity Incentive Plan Compensation.” The amount of the annual cash bonus that may be earned by an executive officer under this plan is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of United Bancorp, with the Chief Executive Officer having the largest weighting. The multiple for calculating the maximum bonus of Scott A. Everson, the Corporation’s Chief Executive Officer, is set at 25% of his base salary for the year (the “Base Multiple”). The Base Multiple for Matthew F. Branstetter and Randall M. Greenwood, the Corporation’s Senior Vice Presidents, are set at 20% of their base salary for the year.
Awards under the Corporation’s cash-based incentive compensation plan are based on two general and independent criteria: (1) the Corporation’s earnings per share growth and/or a discretionary level of cash incentive award; and (2) the performance of Unified Bank (the “Bank”) in the following categories: loan and deposit growth; return on average assets; and return on average equity. Under the plan, the potential incentive award of the Corporation’s Named Executive Officers for the year is 75% based upon the Corporation meeting or exceeding its earnings per share from the previous year. The balance of 25% of this cash-based incentive compensation is based upon the Bank’s financial performance. Under the plan, each executive officer is entitled to receive earnings per share incentive awards as follows:
• Earnings per share equal to previous year:	75% of Base Multiple
• 05% Increase in earnings per share over previous year:	100% of Base Multiple
• 10% Increase in earnings per share over previous year:	125% of Base Multiple
• 15% Increase in earnings per share over previous year:	150% of Base Multiple
• 17% Increase in earnings per share over previous year:	175% of Base Multiple
• 20% Increase in earnings per share over previous year:	200% of Base Multiple
The Corporation’s diluted earnings per share for 2023 was $1.57 compared to $1.50 for 2022 which results in a 5% earnings per share growth.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott A. Everson	—	—	—	—	—	12,500	$160,500	—	—
Matthew F. Branstetter	—	—	—	—	—	10,000	$128,400	—	—
Randall M. Greenwood	—	—	—	—	—	10,000	$128,400	—	—

1.
Awards granted to Scott Everson (12,500 shares), Randall Greenwood (10,000 shares) and Matthew Branstetter (10,000 shares) vest in June 2030.

2.
Market value of $12.84 per share of the Registrants stock as of December 31, 2023.

In keeping with the Board’s belief that a key to attracting and retaining good management and directors is a competitive compensation program, in 2009 the Board, through the recommendation of its Compensation Committee, implemented a restricted stock awards program (the “Awards Program”) in accordance with the terms of the shareholder-approved 2008 Stock Incentive Plan. As of December 31, 2023, the Corporation had an aggregate of 55,000 restricted common stock awards to certain Officers and Directors of the Corporation under the 2008 Plan. These awards will cliff vest at the earliest of the individuals’ normal retirement date or 9 years and 6 months from date of grant.
The 2008 Plan expired by its terms on April 15, 2018, ten years after its adoption, so awards may no longer be made under the 2008 Plan. All existing awards granted under the 2008 Plan prior to its termination remain outstanding in accordance with their terms. At the 2018 Annual Meeting of Shareholders, shareholders approved the 2018 Plan, which reserved 500,000 shares of the Corporation’s common stock for issuance thereunder for purposes of continuing the Awards Program. To date, 162,500 shares have been granted under the 2018 Plan.

Unvested shares under both the 2008 and 2018 Plans are entitled to receive dividends and may be voted on matters requiring shareholder approval by the respective participants.
Employment Contracts and Payments upon Retirement, Termination or
“Change in Control”
The Corporation has entered into change-in-control agreements with Messrs. Everson, Branstetter and Greenwood. The agreements provide that Mr. Scott A. Everson, Mr. Matthew F. Branstetter and Mr. Randall M. Greenwood will be entitled to a lump sum severance benefit in the event of their involuntary termination of employment (other than for cause) following a “change in control” of the Corporation, as defined in the Agreements. In the event of a change in control and the involuntary termination of employment, the agreements provide that: Mr. Scott A. Everson will receive a lump sum cash payment equal to 2.99 times his respective annual compensation; and Mr. Branstetter and Mr. Greenwood would receive a lump sum cash payment equal to 2.0 times their annual compensation.
The material terms of the Corporation’s defined benefit pension plan, its 401(k) and Employee Stock Ownership Plan, and the split-dollar life insurance arrangements maintained with respect to its executive officers and certain directors are discussed in the section of this proxy statement captioned “Compensation Overview.” In addition, the material terms of the Corporation’s Deferred Compensation Plan, in which certain Directors and Named Executive Officers may participate, are discussed below.
Pay-Versus-Performance Table
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Income ($)(4) (000’s)
2023	606,824	590,387	286,240	273,090	143.61	8,950
2022	604,798	582,423	272,098	254,198	122.50	8,657
2021	591,592	744,780	271,287	393,837	127.34	9,451

1.
Scott A. Everson was the Registrant’s Principal Executive Officer (PEO) for each of the 2021, 2022 and 2023 fiscal years

2.
For the 2021, 2022 and 2023 fiscal years, the Registrant’s Non PEO NEOs were: Matthew F. Branstetter; and Randall M. Greenwood.

3.
The amounts disclosed reflect the following adjustments to the amounts reported in the Summary Compensation Table.

	2023		2022		2021
Adjustment	PEO ($)	Non-PEO NEOs ($)	PEO ($)	Non-PEO NEOs ($)	PEO ($)	Non-PEO NEOs ($)
Less Grant date value of equity awards	NA	NA	NA	NA	NA	NA
Year-end fair value of current year award	NA	NA	NA	NA	NA	NA
Year-over-year change in fair value of unvested awards	(23,500)	(18,800)	(48,500)	(38,800)	127,500	102,000
Change in value of awards vesting during the current year	(3,125)	(2,500)	6,750	5,400	NA	NA
Dividends paid on unvested awards	10,188	8,150	19,375	15,500	25,688	20,550
Total adjustments	(16,437)	(13,150)	(22,375)	(17,900)	153,188	122,550

4.
As reported on Registrant’s Consolidated Statements of Income for the applicable fiscal reporting year, as provided under Part II Item 8 of Registrant’s Annual Report on Form 10-K.

Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary W. Glessner	$57,944	—	—	—	$167	$58,111
Brian M. Hendershot	$21,604	—	—	—	$78	$21,682
John M. Hoopingarner	$60,369	—	—	—	$304	$60,673
Richard L. Riesbeck	$67,535	—	—	—	$514	$68,049
Bethany E. Schunn	$23,047	—	—	—	$39	$23,086

1.
Director fees earned by Mr. Everson are reported as Salary in the Summary Compensation Table.

2.
Fees deferred by directors during 2023 under the director deferred compensation plan are as follows: (i) $57,944 by Director Glessner; (ii) $21,604 by Director Hendershot; (iii) $12,074 by Director Hoopingarner; (iv) $13,507 by Director Riesbeck; and (v) $23,047 by Director Schunn.

The table above provides information on the compensation paid to the Corporation’s outside Directors during 2023. Information regarding compensation paid to S. Everson, including compensation paid for his service as a Director, is provided in the Summary Compensation Table. The Corporation compensates each director for services as a director in the following manner: each director receives an annual retainer fee of $7,500 regardless of board meeting attendance and $2,245 per meeting attended. Each member of the Executive Committee and Compensation Committee receives $391 for each meeting attended. The Chairman of the Audit Committee receives an annual retainer of $1,000 and $709 per Audit Committee meeting attended, while all other members of the Audit Committee receive $440 per Audit Committee meeting attended (other than those held in connection with a full meeting of the Board of Directors). The Corporation’s outside Chairman receives an additional $5,000 retainer and as the Bank’s Lead Director he receives an additional retainer of $1,000. Amounts included in the “Fees Earned or Paid in Cash” column also include retainers and meeting fees paid to each for service on the Bank’s Board of Directors. Amounts indicated under the “All Other Compensation” column represent the annual economic benefit imputed to each of the respective directors under the Corporation’s split dollar life insurance arrangement for the year 2023.
The Corporation has also established a deferred compensation plan for the benefit of its directors, officers and the directors of its subsidiary bank. The Plan is an unfunded deferred compensation plan for tax purposes and for purposes of Title I of ERISA. Amounts deferred under the Plan shall remain unrestricted assets of the Corporation, and participants have the status of general unsecured creditors of the Corporation. Any director or officer who desires to participate in the Plan may elect for any year, on or before the 31st day of December of the preceding year, to defer all or a specified part of the fees and up to 50% of incentive award amounts which thereafter shall be payable to him for services in the succeeding year. Additionally, such an election may be made at any time within thirty (30) days following the date on which a person is elected to the Board of Directors if such person was not a member of the Board on the preceding December 31st, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year. A Director may also make such an election within thirty (30) days following adoption of the Plan by such subsidiary of United Bancorp, Inc. which had not previously participated in the Plan, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year. At least annually a participant’s account balances or credits shall be deemed to be invested in United Bancorp, Inc. Common Stock and the account shall be credited with any subsequent dividends with respect to the Common Stock credited to his or her account.
When a participant ceases to be a member of the Board or an Officer, the Corporation shall pay him or her in equal annual installments or at his irrevocable election, in one lump sum, the aggregate number of shares of United Bancorp, Inc. Common Stock, (including, without limitation shares deemed to be acquired through reinvested dividends) that are credited to his or her account as of the close of business on the date of the termination of his membership on the Board or termination of his or her as an Officer of the Corporation, together with any cash account balance which has not yet been deemed invested in United Bancorp, Inc.

Common Stock. The annual installment payment option shall be over a period not to exceed ten years.
DELINQUENT SECTION 16(a) REPORTS
Section 16 of the Securities Exchange Act of 1934 requires United Bancorp’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and United Bancorp reports of their ownership of United Bancorp securities. Based upon written representations from the Insiders and copies of reports on Forms 3, 4 and 5 filed with the SEC during the most recent fiscal year, the Corporation believes that all Section 16 reporting requirements applicable to Insiders during 2023 were satisfied on a timely basis.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
AND COMMUNICATIONS WITH DIRECTORS
Proposals for Inclusion in Proxy Materials
Shareholders may submit proposals appropriate for shareholder action at the Corporation’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2025 Annual Meeting, they must be received by the Corporation no later than November 17, 2024. Such proposals should be directed to United Bancorp, Inc., Attention: Chief Executive Officer, 201 South Fourth Street, Martins Ferry, Ohio 43935.
Proposals Other than for Inclusion in Proxy Materials
Pursuant to the Corporation’s Amended and Restated Code of Regulations (the “Code”), if the Corporation provides less than 25 days’ prior notice of the 2025 Annual Meeting date, the latest possible cut-off for any shareholder to propose any matter to be acted upon at the 2025 Annual Meeting of Shareholders is the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed. Otherwise, in order to be timely, a shareholder’s notice must be delivered to the principal executive officers of the Corporation not less than 25 days prior to the meeting date. If the Board of Directors determines to hold the 2025 annual meeting of shareholders on the third Wednesday of April 16, 2025), as is the default annual meeting date pursuant to Section 1 of the Code, notice containing the information required by Section 5 of the Code would need to be delivered to the Corporation’s Secretary no later than March 22, 2025. If notice has not been provided by these respective dates, the business may not be considered at the Annual Meeting.
In addition, in accordance with Federal proxy regulations the proxy cards delivered in connection with next year’s Annual Meeting will confer discretionary voting authority, to be exercised in the judgment of the Corporation’s Board of Directors, with respect to any shareholder proposal received less than 45 days prior to the anniversary of the mailing date of this year’s proxy materials, which deadline will fall on or around January 31, 2025. The Corporation also retains its authority to discretionarily vote proxies with respect to shareholder proposals received after November 17, 2024 but prior to January 31, 2025, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 (the “Exchange Act”) to ensure the proper delivery of proxy materials related to the proposal.
Director Nominations and Solicitations
In order to make a director nomination at a shareholder meeting, it is necessary that you notify United Bancorp not less than 40 days or more than 60 days prior to the date of the meeting. In addition, the notice must meet all other requirements contained in the Code.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for the 2025 Annual Meeting of Shareholders, other than the nominees of the Corporation’s Board of Directors, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares of the Corporation entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Such notice must be postmarked or electronically submitted to the Secretary of the Corporation no later than February 19, 2025.
Communications with Directors
Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: United Bancorp Board of Directors, 201 South Fourth Street, Martins Ferry, Ohio 43935. All letters directed to the Board of Directors will be received and processed by the Corporate Secretary and will be forwarded to the Chairman of the Nominating and Governance Committee without any editing or screening.
OTHER BUSINESS
Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.
ANNUAL REPORT TO SHAREHOLDERS
United Bancorp’s Annual Report for its fiscal year ended December 31, 2023 accompanies this Proxy Statement but is not part of our proxy soliciting material. Shareholders may obtain a copy of the Corporation’s annual report on Form 10-K, including financial statements and the notes thereto, required to be filed with the Commission pursuant to SEC Rule 13a-1 for the Corporation’s most recent fiscal year by submitting a written request to Randall M. Greenwood, Corporate Secretary, United Bancorp, Inc., 201 South Fourth Street, Martins Ferry, Ohio. You may also request additional copies of our most recent Annual Report to Shareholders by submitting a written request to Mr. Greenwood’s attention. A library of United Bancorp’s annual reports can be accessed on the Corporation’s website at www.unitedbancorp.com.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
The Securities and Exchange Commission has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This is known as “householding.”
As a consequence, you and all other shareholders who share your home address are receiving only one copy of our annual report and proxy statement for our Annual Meeting of Shareholders. However, we have included a separate proxy card for each registered shareholder located at your home address.
The Corporation will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement for our Annual Meeting of Shareholders to any shareholder at a shared address who wishes to his or her own separate copies of such documents. Such notification can be delivered in writing to the Corporation’s transfer agent, Equiniti Trust Company, LLC at 48 Wall Street, Floor 23, New York, NY 10005 or by contacting our transfer agent toll free at 1-800-937-5449.
If you and other shareholders who share your same last name and reside with you have received multiple copies of the annual report and proxy statement for our Annual Meeting of Shareholders, and you wish to receive a single copy of such materials in accordance with the Corporation’s householding program, you may contact its transfer agent, Equiniti Trust Company, LLC at 48 Wall Street, Floor 23, New York, NY 10005, toll free at 1-800-937-5449.
We urge you to sign and return the enclosed proxy form as promptly as possible or vote via phone or internet whether or not you plan to attend the meeting in person.

UNITED BANCORP, INC.PROXY ANNUAL MEETINGAPRIL 17, 2024This proxy is solicited on behalf of the Board of Directors.The undersigned hereby appoint Mr. John M. Hoopingarner and Mr. Richard L. Riesbeck asProxies, each with the power to appoint his substitute, and hereby authorize each of them torepresent and to vote, as designated on the reverse side, all the common shares of United Bancorp,Inc. held of record by the undersigned on March 8, 2024, at the Annual Meeting of Shareholders tobe held on April 17, 2024, or any adjournment thereof.(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OFUNITED BANCORP, INC.April 17, 2024GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The 2023 Annual Report to shareholders, Notice of Meeting, proxy statement and proxy cardare available at - http://www.astproxyportal.com/ast/06954/Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Please detach along perforated line and mail in the e n v e l o p e p r o v i d e d . 20630000000000000000 6 041724PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. To Elect as Directors the Nominees Set Forth at Below:FOR ALL NOMINEES WITHHOLD AUTHORITYFOR ALL NOMINEES FOR ALL EXCEPT(See instructions below Scott A. EversonGary W. GlessnerBrian M. HendershotJohn M. HoopingarnerRichard L. RiesbeckBethany E. Schunn INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALLEXCEPT” and fill in the circle next to each nominee you wish to withhold, asshown here: 2. Ratification of the Audit Committee's selection of the firm of S.R.Snodgrass, P.C. to serve as the Company's IndependentRegistered Public Accounting Firm for the 2024 fiscal year. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OFDIRECTORS.THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”PROPOSAL 2.YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THISPROXY FORM WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUALMEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.In their discretion, the named proxies are authorized to vote all sharesrepresented by this proxy card upon such other business as may properlycome before the Annual Meeting. This proxy card when properly executedwill be voted as directed herein by the undersigned shareholder. If nodirection is made, this proxy card will be voted FOR ALL NOMINEES inProposal 1 and FOR Proposal 2. To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please givefull title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OFUNITED BANCORP, INC.April 17, 2024INTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have yourproxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-201-299-4446 from foreign countries from anytouch-tone telephone and follow the instructions. Have your proxycard available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelopeprovided as soon as possible.IN PERSON - You may vote your shares in person by attendingthe Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today via https://equiniti.com/us/ast-accessto enjoy online access.PROXY VOTING INSTRUCTIONS COMPANY NUMBERACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The 2023 Annual Report to shareholders, Notice of Meeting, proxy statement and proxy cardare available at - http://www.astproxyportal.com/ast/06954/Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.20630000000000000000 6 041724PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. To Elect as Directors the Nominees Set Forth at Below:FOR ALL NOMINEES WITHHOLD AUTHORITYFOR ALL NOMINEES FOR ALL EXCEPT(See instructions below)NOMINEES: Scott A. EversonO Gary W. GlessnerO Brian M. HendershotO John M. HoopingarnerO Richard L. RiesbeckO Bethany E. Schunn INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALLEXCEPT” and fill in the circle next to each nominee you wish to withhold, asshown here: 2. Ratification of the Audit Committee's selection of the firm of S.R.Snodgrass, P.C. to serve as the Company's IndependentRegistered Public Accounting Firm for the 2024 fiscal year. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OFDIRECTORS.THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”PROPOSAL 2.YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THISPROXY FORM WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUALMEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.In their discretion, the named proxies are authorized to vote all sharesrepresented by this proxy card upon such other business as may properlycome before the Annual Meeting. This proxy card when properly executedwill be voted as directed herein by the undersigned shareholder. If nodirection is made, this proxy card will be voted FOR ALL NOMINEES inProposal 1 and FOR Proposal 2. To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.Signature of Shareholder Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please givefull title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.